FORM OF SECURITIES ESCROW AGREEMENT

This Securities Escrow Agreement (this “Agreement”) is made as of [•], 2008, by and among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), Navios Maritime Holdings, Inc. (the “Sponsor”), Angeliki Frangou (“Frangou”), Ted C. Petrone (“Petrone”), Julian David Brynteson (“Brynteson”), John Koilalous (“Koilalous”), and Nikolaos Veraros (“Veraros”) (each, an “Investor” and collectively, the “Investors”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [•], 2008 (the “Underwriting Agreement”), with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the “Representative”) acting as representatives of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 22,000,000 units (the “Units”) of the Company’s securities in connection with the Company’s initial public offering (the “IPO”) of units. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus dated [•], 2008, comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-[•]) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [•], 2008 (the “Effective Date”);

WHEREAS, the Company and Sponsor have entered into that certain Amended and Restated Sponsor Unit Subscription Agreement, dated as of June 16, 2008 (the “Sponsor Unit Subscription Agreement”), and the Company and Sponsor have entered into that certain Sponsor Warrant Purchase Agreement, dated as of [•], 2008 (the “Warrant Purchase Agreement” and, together with the Sponsor Unit Subscription Agreement, the “Subscription Agreements”);

WHEREAS, the Sponsor and the Investors have entered into that certain Sponsor Unit Purchase Agreement, dated as of [•], 2008 (the “Unit Purchase Agreement”), pursuant to which the Sponsor has transferred an aggregate of 290,000 of its Sponsor Units to the Investors;

WHEREAS, the Sponsor has agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement, to deposit the Sponsor Warrants (as defined in the Sponsor Warrant Purchase Agreement, the “Escrow Warrants”), and the Sponsor and the Investors have agreed to deposit the Sponsor Units (as defined in the Sponsor Unit Subscription Agreement and the Unit Purchase Agreement, the “Escrow Units” and collectively with the Escrow Warrants, the “Escrow Securities”) purchased by the Sponsor pursuant to the Subscription Agreements, which are set forth on Exhibit A attached hereto, in escrow as hereinafter provided; and

WHEREAS, the Company, the Sponsor and each of the Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the promises, mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company, the Sponsor and each of the Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities.

2.1 Sponsor Units. On or before the Effective Date, Sponsor and the Investors shall deliver to the Escrow Agent certificates representing the Escrow Units, as set forth on Exhibit A,

which certificates shall remain in the name of the Sponsor and the Investors, as applicable, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor and the Investors acknowledge that the certificates representing their respective Escrow Units are legended to reflect the deposit of such Escrow Securities under this Agreement. If and to the extent the Underwriters do not fully exercise the over-allotment option (the “Over-Allotment Option”) granted by the Company pursuant to the Underwriting Agreement, the number of Sponsor’s Escrow Sponsor Units shall be reduced following any forfeiture of Sponsor Units pursuant to Section 3 of the Sponsor Unit Subscription Agreement.

2.2 Sponsor Warrants. Promptly following the consummation of the IPO, the Sponsor shall deliver to the Escrow Agent certificates representing the Escrow Warrants as set forth on Exhibit A hereto, which certificates shall remain in the name of the Sponsor, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificates representing its Escrow Warrants are legended to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities.

The Escrow Agent shall hold the Escrow Warrants until the date of consummation of a business combination by the Company (the “Warrants Escrow Period”) and the Escrow Agent shall hold the Escrow Units until the date that is 180 days after the date of the consummation of a business combination by the Company (the “Units Escrow Period” and, together with the Warrants Escrow Period, the “Escrow Periods”), on which respective dates the Escrow Agent shall, upon written instructions from the Company or counsel to the Company, disburse the Escrow Warrants to the Sponsor and the Escrow Units to the Sponsor and the Investors; provided, however, that if and to the extent the Underwriters do not fully exercise the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement prior to the over-allotment option’s expiration, then the Escrow Agent shall, upon receipt of a certificate, executed by the Chief Executive Officer, the President or the Chairman of the Board of the Company, in a form reasonably acceptable to the Escrow Agent, certifying as to the forfeiture of the Sponsor Units as described in Section 2.1 hereof, cancel the number of Sponsor Units to be forfeited pursuant to Section 3 of the Sponsor Unit Subscription Agreement; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.8 hereof that the Company is being liquidated at any time during the Warrants Escrow Period or the Units Escrow Period, as applicable, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, however, that if the consummation of a business combination takes the form of a merger, stock exchange or other similar transaction that results in any of the security holders of the Company having the right to exchange their securities for other securities, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer, the President or the Chairman of the Board of the Company, release the Escrow Securities to the Sponsor and the Investors, as applicable, immediately prior and subject to consummation of the business combination, if the Escrow Agent has been given notice in accordance with the terms of this Agreement, so that they can similarly participate, and upon receipt of such other securities, the Sponsor and the Investors shall deposit such securities into escrow with the Escrow Agent for the remainder of the applicable Escrow Periods; provided further, however, that if, after the Company consummates a business combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of the Company’s security holders (or those of the surviving entity) having the right to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer, the President or Chairman of the Board of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Securities to the Sponsor and the Investors, as applicable, immediately prior to consummation of the transaction so that it can participate similarly. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Sponsor in Escrow Securities.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof, and except as herein provided, the Sponsor and the Investors shall retain all of their respective rights as stockholders of the Company during the Escrow Periods to vote their Escrow Securities.

4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Periods, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Sponsor and the Investors, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Warrants Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Warrants, and during the Units Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Units or Escrow Shares, except, (a) with respect to the Sponsor, to an entity controlling, controlled by or under common control with, Sponsor or Angeliki Frangou, or (b) with respect to the Investors, to family members and trusts of the Investor or other permitted transferees for estate planning purposes or, upon the death of any such permitted transferees, to such person’s estate or beneficiaries; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of (x) this Agreement and (y) the Insider Letters signed by the party transferring the Escrow Securities or an Insider Letter signed by such transferee containing terms and conditions no less favorable to the Company than the Insider Letter signed by the Sponsor or Investor transferring the Escrow Securities. During the respective Escrow Periods, the Sponsor and the Investors shall not pledge or grant a security interest in, or any option or other right to acquire its Escrow Securities or grant a security interest in its rights under this Agreement.

4.4 Insider Letters. The Sponsor and the Investors have executed letter agreements with Representatives and the Company, dated as indicated on Exhibit B hereto, and which are filed as exhibits to the Registration Statement (each, an “Insider Letter”, and collectively, the “Insider Letters”), respecting the respective rights and obligations of the Sponsor and the Investors in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. Absent negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Investor shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Securities held hereunder to a successor escrow agent appointed by the Company. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Investor in accordance with Section 6.7 hereof

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and the Investor, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8 Waiver. Notwithstanding any other provision herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

6.2 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

6.3 Third Party Beneficiaries. The Investor hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.

6.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and the Representatives; provided, however, that if, following the date hereof, the Sponsor forfeits a portion of the Sponsor Units as described in Section 2.1 hereof, the Escrow Agent and the Company shall update Exhibit A hereto to reflect the number of Sponsor Units so forfeited, and such update shall not require the consent of any other party hereto.

6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Company, to:

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attn: Angeliki Frangou, Chairman and Chief Executive Officer

Fax: (30) (210) 417-2070

If to the Sponsor, to:

Navios Maritime Holdings, Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attn: Angeliki Frangou, Chairman and Chief Executive Officer

Fax: (30) (210) 417-2070

If to the Investors, to the address set forth next to their name on Exhibit A;

And if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Frank A. Di Paolo

Fax: (212) 616-7620

A copy of any notice sent hereunder shall be sent to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Attn: Kenneth R. Koch, Esq.

Fax No.: (212) 983-3115

If to the Representatives or the Underwriters, to:

J.P. Morgan Securities Inc.

270 Park Avenue, 9th Floor

New York, New York 10017

Fax No.: (212) 622-8358

Attention: Equity Syndicate Desk

and

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Attention: Syndicate Manager

And with an additional copy to Deutsche Bank General Counsel at the same address.

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson, LLP

One New York Plaza

New York, New York 10004

Attn: Stuart Gelfond, Esq.

Fax No.: (212) 859-8589

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period specified in the Registration Statement.

6.9 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original and together shall constitute but one instrument.

[Remainder of document intentionally left blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, the undersigned have executed this Securities Escrow Agreement as of the date first written above.

NAVIOS MARITIME ACQUISITION CORPORATION
By:
Name: Angeliki Frangou
Title: Chairman and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

SPONSOR:

NAVIOS MARITIME HOLDINGS, INC.
By:
Name: Angeliki Frangou
Title: Chairman and Chief Executive Officer

INVESTORS:

Name: Angeliki Frangou

Name: Ted C. Petrone

Name: Julian David Brynteson

Name: John Koilalous

Name: Nilolaos Veraros

EXHIBIT A

ESCROW SECURITIES DEPOSITED

BY SPONSOR AND INVESTOR

Name and Address of Sponsor	Date of Insider Letter	Number of Sponsor Units		Number of Sponsor Warrants
Navios Maritime Holdings, Inc. 85 Akti Miaouli Street Piraeus, Greece 185 38	[___]	6,035,000	(1)	7,600,000

Angeliki Frangou 74 Boulevard D’Italie 98000 Monte Carlo Monaco	[___]	200,000

Ted C. Petrone 80 Riverford Road Brookfield, CT 06804	[___]	50,000

Julian David Brynteson 23 Wandle Road London, England SW17 7DL	[___]	15,000

John Koilalous 15, Pindore Street Kifissia, Athens Greece	[___]	15,000

Nikolaos Veraros Asklipioy 46 Athens 114-71 Greece	[___]	10,000
______________
(1)

In accordance with Sections 2.1 and 3 of this Agreement, 825,000 of the Sponsor Units to be deposited into escrow are subject to forfeiture if and to the extent the Underwriters do not fully exercise the Over-Allotment Option.

EXHIBIT B

[Insider Letters]

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